UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2018

SABRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)

(682) 605-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2018, Sabre Corporation (“Sabre”) announced certain changes to its executive organizational structure, including the promotion, effective July 23, 2018, of David Shirk to Executive Vice President and President, Travel Solutions. In this position, Mr. Shirk will have leadership responsibility over Sabre’s Travel Network and Airline Solutions business units, as well as Sabre’s data and analytics efforts. In connection with this promotion, Mr. Shirk and Sabre have entered into an amendment (the “Amendment”) to his employment agreement, effective July 23, 2018, a copy of which is included as Exhibit 10.1. Under the Amendment, effective July 23, 2018, Mr. Shirk’s base salary will be $675,000 per year, his target bonus under Sabre’s annual incentive plan will be 95% of his base salary, and he will receive an equity grant valued at $1,500,000, consisting of an equal number of performance-based restricted stock units and stock options. The performance-based restricted stock units are to be earned in three equal tranches on each of March 15, 2020, 2021 and 2022, subject to Mr. Shirk’s continued employment through each such date, with the total number of units eligible to be earned for each tranche ranging from zero to 100% of the number of units in that tranche, depending on the degree to which Sabre achieves the revenue and Pre-Tax Adjusted EPS target levels established by our Board for the second half of 2018 and for 2019, for 2020 and for 2021, respectively. The stock options will vest as to 25% of the shares subject to such options on the first anniversary of the date of grant and as to 6.25% of such shares at the end of each successive three-month period thereafter, subject to Mr. Shirk’s continued employment through each vesting date. This description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference.

A copy of the press release announcing the changes to Sabre’s executive organizational structure is included as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Employment Agreement, by and between Sabre Corporation and David Shirk, dated July 23, 2018.

99.1	Press release dated July 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: July 18, 2018	By:	/s/ Richard A. Simonson
	Name:	Richard A. Simonson
	Title:	Executive Vice President and Chief Financial Officer